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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Prosperity Bancshares, Inc. of our Report dated June 26, 2002 on our audit of the financial statements of the Prosperity Bancshares, Inc. 401(k) Profit Sharing Plan Ownership Plan as of December 31, 2001 and for the years ended December 31, 2001 and 2000, which report is included in this Annual Report on Form 11-K.

John S. Luby, CPA

/s/ John S. Luby, CPA

Corpus Christi, Texas
July 1, 2002